Exhibit 13.1

Officer Certifications Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Pampa Energía S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), does hereby certify to such officer’s knowledge that:

The annual report on Form 20-F for the fiscal year ended December 31, 2013 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2014

/s/ Ricardo Alejandro Torres
Name: Ricardo Alejandro Torres
Title: Co-Chief Executive Officer and Chief Financial Officer

Date: April 28, 2014
/s/ Gustavo Mariani
Name: Gustavo Mariani
Title: Co-Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.